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                                                                      EXHIBIT 21

                 Boston Scientific Corporation and Subsidiaries
                              Dated March 15, 2002

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
NAME OF COMPANY                                                    JURISDICTION OR INCORPORATION
--------------                                                     -----------------------------
AMS Medinvent S.A.                                                 Switzerland
BSC Capital S.a.r.l.                                               Luxembourg
BSC FSC, Inc.                                                      Barbados
BSC Finance Corporation                                            Indiana
BSC Finance Trust                                                  Massachusetts
BSC International Corporation                                      Massachusetts
BSC International Holding Limited                                  Ireland
BSC International Medical Trading (Shanghai) Co., Ltd.             People's Republic of China
BSC Medical (Shanghai) Consulting Co. Ltd.                         People's Republic of China
BSC Securities Corporation                                         Massachusetts
BSM Tip Gerecleri Limited Sirketi                                  Turkey
Boston Scientific (Malaysia) Sdn. Bhd.                             Malaysia
Boston Scientific (South Africa) (Proprietary) Limited             South Africa
Boston Scientific (Thailand) Ltd.                                  Thailand
Boston Scientific (Zurich) GmbH                                    Switzerland
Boston Scientific AG                                               Switzerland
Boston Scientific Argentina S.A.                                   Argentina
Boston Scientific Asia Pacific Pte. Ltd.                           Singapore
Boston Scientific B.V.                                             The Netherlands
Boston Scientific Benelux B.V.                                     The Netherlands
Boston Scientific Benelux SA                                       Belgium
Boston Scientific Ceska Repulika, s.r.o.                           Czech Republic
Boston Scientific Colombia Limitada                                Colombia
Boston Scientific Cork Limited                                     Ireland
Boston Scientific Corporation Northwest Technology Center, Inc.    Washington
Boston Scientific Distribution Company                             Ireland
Boston Scientific Distribution Ireland Limited                     Ireland
Boston Scientific Eastern Europe B.V.                              The Netherlands
Boston Scientific Europe S.P.R.L.                                  Belgium
Boston Scientific Far East B.V.                                    The Netherlands
Boston Scientific Foundation, Inc.                                 Massachusetts
Boston Scientific Ges.m.b.H.                                       Austria
Boston Scientific Holland B.V.                                     The Netherlands
Boston Scientific Hong Kong Limited                                Hong Kong
Boston Scientific Hungary Trading Limited Liability Company        Hungary
Boston Scientific Iberica, S.A.                                    Spain
Boston Scientific International B.V.                               The Netherlands
Boston Scientific International Distribution Limited               Ireland
Boston Scientific International Finance Limited                    Ireland
Boston Scientific International Holding B.V.                       The Netherlands
Boston Scientific International S.A.                               France
Boston Scientific Ireland Limited                                  Ireland
Boston Scientific Israel Limited                                   Israel
Boston Scientific Japan K.K.                                       Japan
Boston Scientific Korea Co., Ltd.                                  Korea
Boston Scientific Latin America B.V.                               The Netherlands
Boston Scientific Latin America B.V. (Chile) Limitada              Chile
Boston Scientific Limited                                          England
Boston Scientific Limited                                          Ireland
Boston Scientific Ltd.                                             Canada
Boston Scientific Medizintechnik GmbH                              Germany
Boston Scientific New Zealand Limited                              New Zealand
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
Boston Scientific Nordic AB                                        Sweden
Boston Scientific Puerto Rico, Inc.                                Puerto Rico
Boston Scientific Philippines, Inc.                                Philippines
Boston Scientific Polska Sp. z.o.o.                                Poland
Boston Scientific Pty. Ltd.                                        Australia
Boston Scientific S.p.A.                                           Italy
Boston Scientific S.a.r.l.                                         Luxembourg
Boston Scientific Scimed, Inc.                                     Minnesota
Boston Scientific Switzerland S.a.r.l.  en liquidation             Switzerland
Boston Scientific TIP Gerecleri Limited Sirketi                    Turkey
Boston Scientific Tullamore Limited                                Ireland
Boston Scientific Uruguay S.A.                                     Uruguay
Boston Scientific de Mexico, S.A. de C.V.                          Mexico
Boston Scientific de Venezuela                                     Venezuela
Boston Scientific do Brasil Ltda.                                  Brazil
Boston Scientific S.A.                                             France
Cardiac Pathways B.V.                                              Netherlands
Cardiac Pathways Corporation                                       Delaware
Cardiologic Gesellschaft fur Medizintechnologien mbH               Germany
Catheter Innovations, Inc.                                         Delaware
CathNet Science Holding A/S                                        Denmark
CathNet Science France                                             France
Corvita Canada, Inc.                                               Canada
Corvita Corporation                                                Florida
Corvita Europe S.A.                                                Belgium
Embolic Protection, Inc.                                           Delaware
EP Technologies, Inc.                                              Delaware
Forwich Limited                                                    Ireland
InterVentional Technologies Europe Limited                         Ireland
Interventional Technologies, Inc.                                  California
Interventional Therapeutics Corporation                            California
Interventional Therapeutics Int'l                                  California
Laboratories Corvita S.A.R.L.                                      France
Meadox Medicals, Inc.                                              New Jersey
NAMIC International Inc.                                           Virgin Islands
Neopharm (2001) Minimally Invasive Medical Instruments Ltd.        Israel
Nilo Holding SA                                                    Switzerland
Norse Ventures B.V.                                                The Netherlands
Quanam Medical Corporation                                         California
RadioTherapeutics Corporation
SCHNEIDER/NAMIC                                                    Delaware
Schneider (Europe) GmbH                                            Switzerland
Schneider Belgium N.V.                                             Belgium
Schneider Puerto Rico                                              Delaware
Scimed Life Systems, Inc.                                          Minnesota
Symbiosis Corporation                                              Florida
Target Therapeutics International Sales Corporation                Barbados
Target Therapeutics International, Inc.                            California
Target Therapeutics, Inc.                                          Delaware
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